Exhibit 10.3

AMENDED AND RESTATED GENERAL SECURITY AGREEMENT

This AMENDED AND RESTATED GENERAL SECURITY AGREEMENT, dated as of March 31, 2004 (this “Agreement”), among Mattress Firm, Inc., a Delaware corporation (“Borrower”), Mattress Holding Corp., a Delaware corporation (“MHC”), each of MHC’s undersigned Subsidiaries (such Subsidiaries, together with Borrower and MHC, each a “Grantor” and collectively, jointly and severally, the “Grantors”), and SLN Finance, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”), with reference to the following:

WHEREAS, Borrower is party to that certain Second Amended and Restated Secured Senior Subordinated Promissory Note, dated as of the date hereof, made by Borrower in favor of Lender (the “Note”).  The Note further amends and restates that certain Amended and Restated Secured Senior Subordinated Promissory Note, dated as of October 18, 2002 (the “Existing Note”), made by Borrower in favor of Mattress Holdings International, LLC (“MHI”);

WHEREAS, certain Grantors and MHI entered into that certain General Security Agreement, dated as of October 18, 2002 (the “Existing Security Agreement”);

WHEREAS, contemporaneously herewith, Lender acquired from MHI all of the indebtedness evidenced by the Existing Note (the “Debt Acquisition”);

WHEREAS, the terms and provisions of this Agreement and all security interests granted in connection herewith are subject in all respects, to the subordination provisions set forth in the Note;

WHEREAS, each of the Grantors acknowledge that a portion of the proceeds of the Note have been incurred for, and inured to the benefit of, such Grantor;

WHEREAS, each Grantor other than Borrower is a party to that certain Amended and Restated Guaranty, dated the date hereof (the “Guaranty”), pursuant to which each such Person has guarantied to Lender the Obligations of Borrower under the Note; and

WHEREAS, it is a condition to the consummation of Debt Acquisition that the Grantors amend and restate the Existing Pledge Agreement in the manner set forth herein.

NOW THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lender consummate the Debt Acquisition and to accept the Note, Grantors hereby agree as follows:

1.                                       DEFINITIONS.

(a)                                  Capitalized terms used in this Agreement but not defined herein shall have the meanings given to such terms in the Note.  As used herein, the following terms shall have the following meanings:

“Accounts” means “accounts” (as that term is defined in the UCC).

“Account Debtor” means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

“Additional Documents” shall have the meaning specified therefore in Section 4.2.

“Agreement” shall have the meaning specified therefor in the preamble hereto.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.), as amended, and any successor statute.

“Books” means all of the applicable Grantor’s now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of such Grantor’s Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

“Borrower” shall have the meaning specified thereof in the preamble hereto.

“Chattel Paper” has the meaning set forth in the UCC (whether tangible or electronic).

“Collateral” means all of each Grantor’s right, title and interest in, to and under the following personal property and assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor, and whether owned or consigned by or to, or leased from or to, such Grantor and regardless of where located: all of each Grantor’s Accounts, all of each Grantor’s Books, all of each Grantor’s commercial tort claims, all of each Grantor’s Deposit Accounts, all of each Grantor’s Equipment, all of each Grantor’s General Intangibles, all of each Grantor’s Inventory, all of each Grantor’s Investment Property (including all of each Grantor’s securities and securities accounts), all of each Grantor’s Negotiable Collateral, money or other assets that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, real property, money, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.  Without limiting the generality of the foregoing, the term “Collateral” includes any and all Supporting Obligations in respect of any other Collateral.  Anything contained in this Agreement or the other Loan Documents to the contrary notwithstanding, the term Collateral shall not include General Intangibles constituting Capital Stock issued by MFA.

“Commercial Tort Claim” has the meaning set forth in the UCC.

“Contracts” means all contracts, agreements and other similar consensual obligations, as the same may from time to time be amended, supplemented or otherwise modified, including (a) all rights to receive moneys due and to become due thereunder or in connection therewith, (b) all rights to damages arising out of any breach or default in respect thereof and (c) all rights to perform and to exercise remedies thereunder.

“Copyrights” shall have the meaning ascribed to such term in Copyright Act, and includes unregistered copyrights.

“Copyright Licenses” means any written agreement naming Grantor as licensor or licensee, granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Debt Acquisition” shall have the meaning specified thereof in the recitals hereto.

“Default Period” means any period during which one or more Events of Default are continuing.

“Deposit Accounts” means any “deposit account” (as that term is defined in the UCC).

“Documents” means all “documents” (as defined in the UCC) or other receipts covering, evidencing or representing Goods, now owned or hereafter acquired, by any Grantor.

“Equipment” means “equipment” (as that term is defined in the UCC) and includes machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), computer hardware, tools, parts, and goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

“Event of Default” means an “Event of Default” as set forth in the Term Loan Facility Letter.

“Existing Note” shall have the meaning specified thereof in the recitals hereto.

“Existing Security Agreement” shall have the meaning specified thereof in the recitals hereto.

“Farm Products” has the meaning set forth in the UCC.

“Fixtures” means all “fixtures” (as defined in the UCC) and all goods which are or are to be attached to real property in such a manner that their removal would cause damage to the real property and which have therefore taken on the character of the property.

“General Intangibles” means “general intangibles” (as that term is defined in the UCC), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, other Intellectual Property, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

“Goods” has the meaning set forth in the UCC, including, without limitation, embedded Software to the extent included in such Goods.

“Guaranty” shall have the meaning specified thereof in the recitals hereto.

“Instruments” means all “instruments,” “chattel paper” (whether tangible or electronic) or “letters of credit” (each as defined in the UCC), including those evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange, trade acceptances and Letter-of-Credit Rights, now owned or hereafter acquired by any Grantor.

“Intellectual Property” means all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign law or otherwise, including: all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); all trademarks, service marks, trade dress, trade names and corporate names and all the goodwill associated therewith; all registered and unregistered statutory and common law copyrights; all registrations, applications and renewals for any of the foregoing; all mask works; all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, financial, business and marketing plans, and customer and supplier lists and related information; all other proprietary rights (including all computer software and documentation and all license agreements and sublicense agreements to and from third parties relating to any of the foregoing); all copies and tangible embodiments of the foregoing (in whatever form or medium); all damages and payments for past, present and future infringements of the foregoing; all royalties and income due with respect to the foregoing; and the right to sue (whether at law or in equity) and recover for past, present and future infringements of the foregoing, and for the avoidance of doubt, to the extent not included in the foregoing, all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses.

“Intellectual Property Collateral” means any Intellectual Properly constituting a part of the Collateral.

“Inventory” means “inventory” (as that term is defined in the UCC).

“Investment Property” means “investment property” (as that term is defined in the UCC).

“Lender” shall have the meaning specified therefor in the preamble hereto.

“Letter-of-Credit Rights” has the meaning set forth in the UCC (whether or not the letter of credit is evidenced by a writing).

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance, whether voluntary or involuntary or arising by operation of law, in respect of such asset, including the Security Interests.  For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan Document” means the Note, together with this Agreement or any other financing statement, agreement, document or instrument entered into or delivered pursuant thereto or hereto.

“MHC” shall have the meaning specified thereof in the preamble hereto.

“MHI” shall have the meaning specified thereof in the recitals hereto.

“Negotiable Collateral” means letters of credit, letter of credit rights, notes, drafts, instruments, promissory notes, documents, chattel paper (including electronic chattel paper and tangible chattel paper), each Grantor’s Books relating to any of the foregoing.

“Note” shall have the meaning specified thereof in the recitals hereto.

“Patents” means (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, (ii) all applications for letters patent of the United States or any other country or any political subdivision thereof and all divisions, continuations and continuations-in-part thereof, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

“Payment Intangibles” has the meaning set forth in the UCC.

“Permitted Protest” means the right of any Grantor to protest any Lien other than any such Lien that secures the Secured Obligations, any taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or any rental payment, provided that (a) a reserve with respect to such obligation is established on the books of such Grantor in an amount that is reasonably satisfactory to Lender, (b) any such protest is instituted and diligently prosecuted by such Grantor in good faith, and (c) Lender is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of Lender in and to the Collateral for the benefit of the Lender.

“Person” shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

“Pledged Account” has the meaning set forth in Section 7.1.

“Pledged Deposits” means all deposits of money, whether or not evidenced by certificates, with any bank (including all rights to receive interest on such deposits and all other sums credited by or due from third parties with respect thereto), which originate from Collateral or Proceeds and which are deposited with any bank or other financial institution following an Event of Default.

“Proceeds” means all proceeds of, and all other profits, products, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, collateral, including all claims of any Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

“Receivables” means the Accounts, Chattel Paper, Pledged Deposits, Documents, General Intangibles, Intellectual Property representing rights to the payment of money (however arising), and any related Instruments.

“Secured Obligations” shall mean all liabilities, obligations, or undertakings (including the Obligations) owing by any Grantor of any kind or description arising out of or outstanding under, advanced or issued pursuant to, or evidenced by the Note, the Guaranty, this Agreement, or any of the other Loan Documents, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest, costs, fees (including attorneys fees), and expenses and any and all other amounts (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, whether or not allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding) which any Grantor is required to pay pursuant to any of the foregoing, by law, or otherwise.

“Security Interests” means the security interests in the Collateral granted hereunder securing the Secured Obligations.

“Software” has the meaning set forth in the UCC.

“Supporting Obligation” means a letter-of-credit right or secondary obligation that supports the payment or performance of an Account, chattel paper, document, General Intangible, instrument, or Investment Property.

“Trademarks” means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (ii) the right to obtain all renewals thereof.

“Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of a security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection; and provided further that to the extent that the UCC is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

“Vehicles” means all cars, trucks, trailers, construction and earth-moving equipment and other vehicles covered by a certificate of title of any State and all tires and other appurtenances to any of the foregoing.

(b)                                 Construction.

(i)                                     The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.  Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (f) any reference herein to the repayment in full of the Secured Obligations shall mean the repayment in full in cash of all Secured Obligations other than contingent indemnification Secured Obligations.  References in this Agreement to “determination” by the Lender include estimates honestly made by the Lender (in the case of quantitative determinations) and beliefs honestly held by Lender (in the case of qualitative determinations).  In the event of a direct conflict between the terms and provisions of this Agreement and the Note, it is the intention of the parties hereto that such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of the Note shall control and govern; provided, however, that the inclusion herein of additional obligations on the part of any Grantor and supplemental rights and remedies in favor of Lender, in each case in respect of the Collateral, shall not be deemed a conflict with the Note.  Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a record and any record transmitted shall constitute a representation and warranty, as the accuracy and completeness of the information contained therein.

2.                                       GRANT.

To secure payment, performance and observance of the Secured Obligations, each Grantor hereby:  (i) pledges, and grants to the Lender a continuing security interest in, and a right of set-off against, such Grantor’s Collateral (including the Intellectual Property Collateral) and all present and future right, title and interest of such Grantor therein; and (ii) upon demand by the Lender, upon the occurrence of an Event of Default and after giving effect to the notice requirements (if any) contained in Section 4(b)(i) of the Note and all other applicable notice and cure periods, assigns, transfers and conveys the Intellectual Property Collateral to the Lender.

The security interests and assignments granted herein shall not relieve any Grantor from the performance of any term, covenant, condition or agreement on such Grantor’s part to be performed or observed under or in respect of any of the Collateral or impose any obligation on the Lender to perform or observe any such term, covenant, condition or agreement on such Grantor’s part to be so performed or observed or impose any liability on the Lender for any act or omission on the part of such Grantor relative thereto or for any breach of any representation or warranty on the part of such Grantor contained in this Agreement or any of the Loan Documents or in respect of the Collateral or made in connection herewith or therewith.

Lender’s security interests in the Collateral shall attach to all Collateral without further act on the part of the Lender or any Grantor.  Except as expressly set forth in this Agreement or any other Loan Document, no Grantor has any authority, express or implied, to dispose of any item or portion of the Collateral.

3.                                       REPRESENTATIONS AND WARRANTIES.

Each Grantor hereby represents and warrants to the Lender, as of the date hereof (which representations and warranties are in addition to, and not in lieu of or in limitation of any representations and warranties made in any of the other Loan Documents) that:

Section 3.1                                      [Intentionally Omitted]

Section 3.2                                      Inventory Records.  Such Grantor now keeps, and hereafter at all times shall keep, correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and such Grantor’s cost therefor.

Section 3.3                                      Principal Location, etc.  Such Grantor’s true legal name as registered in the jurisdiction in which such Grantor is organized or incorporated, jurisdiction of organization or incorporation, federal employer identification number, organizational identification number, if any, as designated by the state of its organization or incorporation, principal place of business, mailing address, and the location of its chief executive office and each location of any books and records (including all computer data and related software including source codes) relating to the Accounts is disclosed in Annex I hereto; such Grantor has no other places of business except those set forth in Annex I hereto.

Section 3.4                                      Property Locations.  Except as permitted hereby, the Inventory, Equipment and Fixtures are located solely at the locations described in Annex I hereto.  Except as permitted hereby, none of such locations are leased by such Grantor as lessee except those so designated in Annex I hereto.

Section 3.5                                      No Other Names.  Except as listed on Annex II hereto, Grantor does not conduct or has not conducted any trade or business under any name in the last five years except the name in which it has executed this Agreement.  Such Grantor has not been a party to any merger or consolidation in the last five years except as disclosed on Annex II.

Section 3.6                                      Filing Requirements.  None of the Equipment is covered by any certificate of title, except for the Vehicles.  None of the Collateral consists of property subject to a statute or treaty referred to in Section 9-311 of the UCC (other than Intellectual Property Collateral).  None of the Collateral is of a type with respect to which any Lien may be filed under any federal statute except for Patents, Copyrights and Trademarks held by such Grantor and described in Annex III hereto.

Section 3.7                                      No Financing Statements.  Except for financing statements filed with respect to the Equipment set forth on Annex IV, no financing statement describing all or any portion of the Collateral which has not lapsed or been terminated has been filed in any jurisdiction except financing statements naming the Lender.

Section 3.8                                      Title to Properties.  Such Grantor has good and marketable title to and ownership of the Collateral held by it, free and clear of all Liens except Permitted Liens.  Such Grantor has taken all actions necessary under the UCC to perfect its interest in any Accounts purchased or otherwise acquired by it, as against its assignors and creditors of its assignors.  Except for the Equipment set forth on Annex IV, no Collateral is in the possession of any Person (other than such Grantor) asserting any claim thereto or Security Interest therein, except that the Lender may have possession of Collateral as contemplated hereby.

Section 3.9                                      Intellectual Property.  Annex III hereto contains a complete and accurate list as of the date hereof of all patented and registered Intellectual Property owned by such Grantor and all pending patent applications and applications for the registration of other intellectual Property owned or filed by such Grantor.  Annex III also contains a complete and accurate list of all licenses and other rights granted by such Grantor to any third party with respect to the Intellectual Property and licenses and other rights granted by any third party to such Grantor.  Except as set forth on Annex III such Grantor has made all necessary filings and recordations and has paid all required fees and taxes to record and maintain its ownership of the patented or registered intellectual property rights in the United States Patent and Trademark Office and the United States Copyright Office and in each other applicable filing office (whether in the United States or otherwise) and no consents are required under any licenses listed in

Annex III to the grant of the security interest to, and exercise of any rights and remedies of, the Lender.

Section 3.10                                Contracts.  No consent of any party to any Contract is required in connection with the execution, delivery and performance of this Agreement, other than consents which if not obtained would not, individually or in the aggregate, be materially adverse to Grantor and those consents referred to in paragraph (a) of the proviso to Section 2.

Section 3.11                                Farm Products.  None of the Collateral constitutes, or is the Proceeds of, Farm Products.

Section 3.12                                Security Interest.  The Security Interests constitute valid security interests under the UCC and other applicable law securing the Secured Obligations.  The Security Interests constitute perfected security interests in the Collateral to the extent that a security interest therein may be perfected (a) by filing pursuant to the UCC, (b) with respect to registered intellectual Property Collateral, by filing with the United States Patent and Trademark Office or the United States Copyright Office, or (c) with respect to money, letters of credit, instruments and certificated securities, by possession of the Collateral if maintained by the Lender.  Such perfected Security Interests are and at all times shall be prior to all Liens and rights of others therein except for (a) unrecorded Permitted Liens which are (i) not for borrowed money, (ii) are not securing obligations which are past due and (iii) have priority over the Security Interests by operation of law, (b) Permitted Liens on Equipment existing on the date hereof and identified on Annex IV, and (c) Liens described in clause (a) of the definition of Permitted Liens.

Section 3.13                                Receivables.  No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Lender; none of the obligors on any Receivable is a governmental authority (including the United States, any state thereof, or any other United States or foreign federal, state or local governmental agency, authority, instrumentality, regulatory body or subdivision); and the amounts represented by each Grantor to the Lender from time to time as owing to such Grantor in respect of the Receivables will at all such times be accurate in all material respects.

Section 3.14                                No Commercial Tort Claims.  Such Grantor does not have any Commercial Tort Claims.

4.                                       COVENANTS.

From the date of this Agreement, and thereafter until this Agreement is terminated:

Section 4.1                                      Records and Reports.  Each Grantor will maintain complete and accurate books and records with respect to the Collateral, and furnish to the Lender such reports relating to the Collateral as the Lender shall from time to time reasonably request.

Section 4.2                                      Financing Statements and Other Documents.  At any time upon the request of Lender each Grantor shall execute and deliver to Lender, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, assignments of Commercial Tort Claims, endorsements of certificates of title, and all other documents (collectively, the “Additional Documents”) that

Lender may request, in form and substance satisfactory to Lender, to create, perfect, and continue perfected or to better perfect the Lender’s Security Interest in the assets of such Grantor (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect the Security Interest in favor of Lender in any real property acquired by any Grantor after the date hereof, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents.  To the maximum extent permitted by applicable law, if any Grantor has not executed any Additional Document Lender is entitled to obtain hereunder after Lender has made an appropriate request therefor, each Grantor authorizes Lender to execute any such Additional Documents in such Grantor’s name and authorizes Lender to file such executed Additional Documents in any appropriate filing office.  In addition, on such periodic basis as Lender shall require, each Grantor shall (i) provide Lender with a report of all new patents, trademarks, or copyrights (or applications therefor) acquired or generated by such Grantor during the prior period, (ii) cause all material patents, copyrights and trademarks acquired or generated by such Grantor that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of such Grantor’s ownership thereof, and (iii) cause to be prepared, executed, and delivered to Lender supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

Section 4.3                                      Change in Location or Name; Change in Jurisdiction of Organization.  Each Grantor will not (i) have any Inventory or Equipment or products thereof (other than inventory sold in the ordinary course of its business) at a location other than a location specified in Annex I hereto, except for Inventory and Equipment in transit between such locations, (ii) maintain records relating to the Receivables at a location other than those locations specified on Annex I hereto as a location where such records are kept, (iii) maintain a place of business at a location other than a location specified on Annex I hereto, (iv) change its name or jurisdiction of organization, or (v) change its mailing address, unless in each such case such Grantor shall have given the Lender at least 30 days’ prior written notice thereof and delivered any financing statements or other documents requested by the Lender.

Section 4.4                                      Taxes.  Each Grantor shall cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against such Grantor or any of such Grantor’s property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest.  Such Grantor shall make due and timely payment or deposit of all taxes, assessments, or contributions required of it by law, and will execute and deliver to Lender, on demand, appropriate certificates attesting to the payment or deposit thereof.  Such Grantor will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that such Grantor has made such payments or deposits, other than assessments or taxes that are the subject of a Permitted Protest.  Such Grantor shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (a) it conducts business or is required to pay any such excise tax, (b) where its failure to pay any such applicable excise tax would result in a Lien on the properties or assets of such Grantor, or (c) where its failure to pay any such applicable excise tax would constitute a Material Adverse Effect.

Section 4.5                                      Negotiable Collateral.  In the event that any Collateral of any Grantor, including proceeds thereof, is evidenced by or consists of Negotiable Collateral, such Grantor shall, immediately upon the request of Lender, endorse and assign such Negotiable Collateral to Lender and deliver physical possession of such Negotiable Collateral to Lender.

Section 4.6                                      Collection of Accounts, General Intangibles, Negotiable Collateral.  At any time that an Event of Default has occurred or is continuing, Lender or Lender’s designee may:  (a) notify customers or Account Debtors of any Grantor that the Accounts, General Intangibles, or Negotiable Collateral that constitute Collateral have been assigned to Lender; and (b) collect the Accounts, General Intangibles, and Negotiable Collateral that constitute Collateral directly and add the collection costs and expenses incurred by Lender in connection with any such collection of the Accounts to the principal balance of the Obligations.  Each Grantor agrees that at any time that an Event of Default has occurred or is continuing it will hold in trust for Lender, as Lender’s trustee, any cash receipts, checks, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) that such Grantor receives and immediately will deliver said cash receipts, checks, and other items of payment to Lender in their original form as received by such Grantor.

Section 4.7                                      Right to Inspect.  Lender (through any of its officers, employees, or agents) shall have the right, from time to time hereafter to inspect any Grantor’s Books and make copies or abstracts thereof and to check, test, and appraise the Collateral, or any portion thereof, in order to verify any Grantor’s financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

Section 4.8                                      Other Financing Statements; Other Liens.  No Grantor will sign, authorize the signing on its behalf or authorize the filing of any financing statement naming it as debtor which covers all or any portion of the Collateral, except financing statements naming the Lender as secured party and those filed in respect of Permitted Liens.  No Grantor shall create, permit or suffer to exist any Liens on or with respect to any of the Collateral except Permitted Liens.  Each Grantor acknowledges that it is not authorized to file any amendment or termination statement with respect to any financing statement without the prior written consent of the Lender and agrees that it will not do so without the prior written consent of the Lender (other than such filings that are made with respect to Permitted Liens), subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

Section 4.9                                      Accounts.

(a)                                  Except as otherwise provided in this Agreement, each Grantor will collect and enforce in accordance with its past collection practices and procedures, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Accounts.

(b)                                 Except in the ordinary course of business, no Grantor will, unless Lender otherwise consents in writing, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

Section 4.10                                Maintenance of Inventory and Equipment.  Each Grantor will do all things necessary to maintain, preserve, protect and keep the Inventory in saleable condition and the Equipment in as good a state of repair and condition as at the date hereof except for ordinary wear and tear.

Section 4.11                                Insurance.  Grantor hereby irrevocably makes, constitutes, and appoints the Lender (and all officers, employees, or agents designated by the Lender) as such Grantor’s true and lawful attorney (and agent-in-fact) for the purpose of making, settling, and adjusting claims under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument, or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.  In the event that a Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required by Section 6(i) of the Note or to pay any premium in whole or part relating thereto, the Lender may, without waiving or releasing any obligation or liability of such Grantor hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto as the Lender deems advisable.  All such sums so disbursed by the Lender, including reasonable attorneys’ fees and expenses, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by such Grantor to the Lender and shall be additional Secured Obligations secured hereby.

Section 4.12                                Titled Vehicles.  Upon request of the Lender, each Grantor shall promptly execute and deliver any instruments and documents that may be necessary or that the Lender may request in order to perfect the Security Interests in all property of such Grantor subject to a certificate of title.

Section 4.13                                Bailees.  If any Collateral of a Grantor is in the possession or control of any warehouseman, processor or other bailee, such Grantor shall notify such warehousemen, processors and other bailees in writing (with a copy to the Lender) of the Lender’s security interest therein and, upon the occurrence and continuation of an Event of Default and upon the Lender’s request, instruct such Persons to hold all such Collateral for the Lender’s account and subject to the Lender’s instructions.  Each Grantor will use its best efforts to obtain from any warehouseman, processor or other bailee written acknowledgment, in form and substance satisfactory to Lender, that such warehouseman, processor or other bailee holds possession of the Collateral for the Lender’s benefit.  If any Grantor is unable to obtain a written acknowledgment of the type required by the previous sentence from any warehouseman, processor or other bailee, then such Grantor shall, upon request of the Lender, move such Collateral to a warehouseman, processor or bailee who will provide the required acknowledgment.  If more than $100,000 of Collateral of a Grantor is held by a bailee, such Grantor will file a financing statement in the appropriate jurisdiction against such bailee in a form appropriate for the underlying transaction.  In addition, such Grantor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature of a warehouse receipt shall not be “negotiable” (as such term is defined in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law), or, if any warehouse receipt or receipt in the nature thereof is “negotiable” (as such term is so used), such Grantor shall promptly take all action as may be required under the relevant jurisdiction to grant a perfected security interest in such Collateral to the Lender.

Section 4.14                                Delivery of Pledged Collateral, Control of Collateral.  To the extent not required to be delivered to the Lender pursuant to another provision of this Agreement or pursuant to another Loan Document, each Grantor will hold in trust for the Lender upon receipt and, upon the occurrence of an Event of Default and the continuation thereof or if otherwise requested by the Lender, promptly deliver to the Lender the originals of all Instruments, Documents, Chattel Paper, letters of credit, certificated securities and certificates issued in respect of Pledged Deposits, which shall be endorsed in blank, marked with such legends and accompanied by such stock powers and assignments as the Lender shall specify.  To the extent Pledged Deposits constitute Deposit Accounts, each Grantor shall, upon request of the Lender, take all steps that may be required (including the obtaining and furnishing to the Lender appropriate account control agreements as required under Section 9-104 of the UCC) to grant “control” (as defined in Section 9-104 of the UCC) to the Lender.  Each Grantor further agrees to take such steps as Lender may reasonably request for the Lender to obtain “control” (as set forth in corresponding provisions in Sections 9-104, 9-105, 9-106 and 9-107 relating to what constitutes “control” for such items of Collateral) of any Investment Property, other Deposit Accounts, Letter-of-Credit Rights or electronic Chattel Paper, with any agreements establishing control to be in form and substance satisfactory to the Lender.

Section 4.15                                Investment Property.  If a Grantor acquires any Investment Property (whether or not a certificated security), such Grantor (i) shall take and cause all other relevant parties to take all such actions as may be requested by the Lender (including obtaining for the Lender the agreement of any securities intermediary to comply with instructions and entitlement orders originated by the Lender without further consent of such Grantor or other registered owner or entitlement holder) in order to cause the Security Interests in such Collateral to be perfected by “control” (as such term is used in Articles 8 and 9 of the UCC) and (ii) will take and will cause such other relevant parties to take all other action necessary or appropriate to create and maintain a perfected first priority Lien in such Investment Property in favor of the Lender.

Section 4.16                                Intellectual Property Covenant.  Each Grantor shall make all necessary filings and recordings and pay all required fees and taxes to record and maintain its registration and ownership of, and do all other things and take all other actions necessary to preserve, protect and maintain, each item of Intellectual Property owned by it, other than such items the loss or forfeiture of which would not individually or in the aggregate be materially adverse to any Grantor.  Without limiting the foregoing:

(a)                                  Each Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable requirements of law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Lender shall obtain a perfected Security Interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(b)                                 Each Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

(c)                                  Each Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired.  Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

(d)                                 Each Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

(e)                                  Each Grantor will notify the Lender immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(f)                                    Whenever a Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Lender within five business days after the last day of the fiscal quarter in which such filing occurs.  Upon request of the Lender, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Lender may request to evidence the Security Interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(g)                                 Each Grantor shall take all reasonable and necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including filing of applications for renewal, affidavits of use and affidavits of incontestability.

(h)                                 In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, each Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Lender after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

Section 4.17                                Federal Claims.  Each Grantor will notify the Lender of any material Receivable which constitutes a claim against the United States government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal law.  Upon the request of the Lender, each Grantor will take all reasonable actions required to comply, to the Lender’s satisfaction, with the Assignment of Claims Act of 1940, as amended, or any similar applicable law, with respect to any such material Receivable.

Section 4.18                                Commercial Tort Claims.  If any Grantor shall at any time acquire a Commercial Tort Claim, then Grantor shall immediately notify the Lender in a writing signed by such Grantor of the brief details thereof and grant to the Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Lender.

5.                                       REMEDIES UPON DEFAULT.

Upon the occurrence and during the continuance of an Event of Default and after giving effect to the notice requirements (if any) contained in Section 4(b)(i) of the Note and all other applicable notice and cure periods, whether or not all of the Secured Obligations shall have become due and payable, the Lender may, in addition to its rights under any of the Loan Documents:

Section 5.1                                      General.  Exercise any or all of the rights and remedies provided (i) in this Agreement, (ii) to a secured party when a debtor is in default under a security agreement governed by the UCC or (iii) to a secured party when a debtor is in default by any other applicable law including any law governing the exercise of a bank’s right of setoff or bankers’ lien.  Without precluding any other methods of sale, the sale of Collateral shall be deemed to have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of commercial lenders disposing of similar property, but in any event the Lender may sell Collateral on such terms as the Lender may choose without assuming any credit risk and without any obligation to advertise or give notice of any kind not expressly required under this Agreement or required by applicable law (to the extent such notice may not be waived under applicable law);

Section 5.2                                      Settlement of Claims.  Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Lender considers advisable, and in such cases, Lender shall credit the Grantors with only the net amounts received by Lender in payment of such disputed Accounts after deducting all expenses incurred or expended in connection therewith;

Section 5.3                                      Returned Inventory.  Cause any Grantor to hold all returned Inventory in trust for Lender, segregate all returned Inventory from all other property of any Grantor or in such Grantor’s possession and conspicuously label said returned Inventory as the property of Lender;

Section 5.4                                      Accounts, General Intangibles and Negotiable Collateral.  Collect any Grantor’s Accounts, General Intangibles, and Negotiable Collateral that constitute Collateral directly, and add the collection costs and expenses to the principal balance of the Obligations; but, unless and until the Lender does so or gives such Grantor other written instructions, such Grantor shall collect all of its Accounts, General Intangibles, and Negotiable Collateral that constitute Collateral for the Lender, receive in trust all payments thereon as the Lender’s trustee, and immediately deliver said payments to Lender in their original form as received from such Account Debtor;

Section 5.5                                      Deficiencies.  Any deficiency which exists after disposition of the Collateral as provided above will be paid immediately by Grantors up to the maximum amount, if any, of Grantors’ aggregate liability under the Note or any other Loan Document.  Any excess will be returned to Grantors, without interest and subject to the rights of third parties, by Lender as provided in the Loan Documents

Section 5.6                                      Sale or Disposition of Collateral.  Collect, receive, appropriate and realize upon the Collateral, and sell, resell, assign, lease, give option or options to purchase, or otherwise dispose of, transfer and deliver all or any part of the Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released to the fullest extent permitted by applicable law.  To the fullest extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by them of any rights hereunder.

Section 5.7                                      Access to Leased Premises.  Immediately enter upon any premises leased by any Grantor for the storage, warehousing or maintenance of Inventory and remove, take possession and dispose of, or store at another site, such Inventory in the Lender’s sole discretion.

Section 5.8                                      Pledged Deposits.  Without any necessity on the Lender’s part to resort to other security or sources of reimbursement for the Secured Obligations, at any time during the continuance of an Event of Default and without notice to any Person, exercise rights of set-off against any of the Pledged Deposits (general or special, time or demand, provisional or final) or other sums of any Grantor in the possession of or in transit to the Lender for application to the Secured Obligations, which rights shall be cumulative with the Lender’s other rights and remedies including other rights of set-off.

Section 5.9                                      Grant of License to Use General Intangibles.  For the purpose of enabling the Lender to exercise rights and remedies thereunder during the continuation of an Event of Default, each Grantor hereby grants to the Lender an irrevocable, nonexclusive license (to the extent permitted by applicable law, exercisable without payment of royalty or other compensation to such Grantor) to use, assign, license or sublicense any of the General Intangibles to the extent permitted by the terms of such General Intangibles, wherever the same may be located, including in such license reasonable access to all media in which any of the General Intangibles may be recorded or stored and to all computer programs used for the compilation or printout thereof.  Notwithstanding the foregoing, the Lender shall have no obligations or liabilities regarding any or all or the General Intangibles by reason of, or arising out of, this Agreement.

Section 5.10                                Cash Collateral.  Hold or cause to be held, as cash collateral, any and all balances and deposits of any Grantor held by the Lender, and any amounts received in any blocked accounts or any lockbox accounts, to secure the full and final repayment in cash of all of the Secured Obligations.

Section 5.11                                Specific Performance.  Each Grantor agrees that, in addition to all other rights and remedies granted to the Lender in this Agreement and any other Loan Document, upon the occurrence and during the continuance of an Event of Default and after giving effect to the notice requirements (if any) contained in Section 4(b)(i) of the Note and all other applicable notice and cure periods, the Lender shall be entitled to specific performance and injunctive and other equitable relief, and each Grantor further agrees to waive any requirement for the securing or posting of any bond or other security in connection with the obtaining of any such specific performance and injunctive or other equitable relief.

Section 5.12                                Additional Liabilities Upon Default.  Upon the request of the Lender after the occurrence and during the continuance of an Event of Default, Grantor will promptly:

(a)                                  Assembly of Collateral.  Assemble and make available to the Lender the Collateral and all records relating thereto at any place or places specified by the Lender within the continental United States of America.

(b)                                 Secured Party Access.  Permit the Lender, or the Lender’s representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

6.                                       WAIVERS, AMENDMENTS AND REMEDIES.

No failure on the part of the Lender to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Lender preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.  The Lender shall not be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by such parties.

7.                                       PROCEEDS; COLLECTION OF RECEIVABLES.

Section 7.1                                      Collection of Receivables.  The Lender may at any time, upon the occurrence and during the continuation of an Event of Default, without notice to any Grantor, elect to enforce collection of any Receivable, require that the Proceeds of Receivables or other Collateral be paid directly to the Lender or to any account specified by the Lender and/or require that Proceeds of Receivables or other Collateral received by such Grantor be deposited into any account specified by the Lender (any account referred to in this sentence being a “Pledged Account”).  Upon the occurrence and during the continuation of an Event of Default, each Grantor shall (if requested to do so by Lender), and/or Lender may, promptly notify the account debtors or obligors of the Receivables of the Lender’s interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under the Receivables directly to the Lender or to any account specified by the Lender.  Upon the occurrence and during the continuation of an Event of Default, each Grantor shall hold in trust for the Lender all amounts and Proceeds received by it with respect to the Receivables and other Collateral, shall segregate all such amounts and Proceeds from other funds of such Grantor, and shall at all times thereafter promptly deliver to the Lender (or into any Pledged Account as the Lender may specify) all such amounts and Proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements.  Each Grantor will execute and deliver to the Lender, for delivery by the Lender to each bank or other financial institution with which it maintains any bank or deposit account (or if so instructed by the Lender will execute and deliver directly to each such bank or other financial institution) such notices as the Lender may from time to time request advising each such bank or other financial institution that Proceeds deposited to an account during the continuation of an Event of Default, constitute Pledged Deposits hereunder, subject to the Security Interest granted hereby, and instructing each such bank or other financial institution that during the continuation of an Event of Default, each Pledged Account and all Pledged Deposits are to be maintained by such bank or other financial institution subject to the absolute dominion and control of the Lender and are to be delivered, disbursed or otherwise distributed solely in accordance with the instructions of the Lender, and such Grantor shall take all such other actions as may otherwise be required under applicable law to perfect the Security Interest in the Pledged Accounts and Pledged Deposits.

Section 7.2                                      Application of Proceeds.

(a)                                  During the continuance of an Event of Default, the Lender shall have the continuing and exclusive right to apply or reverse and re-apply any and all payments to any portion of the Secured Obligations.  To the extent that a Grantor makes a payment or payments to the Lender or the Lender receives any payment or proceeds of the Collateral, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds, the Secured Obligations or part thereof intended to be satisfied and this Agreement shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by such party.

(b)                                 The proceeds of any sale of or collection of Collateral, as well as any Collateral consisting of cash, shall be applied by the Lender first, to the payment of the costs and expenses of any such sale or collection, including reasonable fees and disbursements of the Lender’s agents and counsel, and of any judicial proceeding wherein the same may be made, and of all expenses, liabilities and advances (to the extent such advances are reasonably made for the protection of the Collateral or the enforcement of the Lender’s security interest in the Collateral) made or incurred by the Lender, together with interest thereon, second, in satisfaction of the Secured Obligations in the order set forth in the Note, and third, to whomsoever may be lawfully entitled to receive any surplus.  Each Grantor shall remain liable for any deficiency if the proceeds of sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Lender to collect such deficiency.  Upon any sale of the Collateral by the Lender (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Lender or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Lender or such officer or be answerable in any way for the misapplication thereof.

8.                                       GENERAL PROVISIONS.

Section 8.1                                      Notice of Disposition of Collateral.  Any notice of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made shall be deemed reasonable if given to each Grantor at least 10 days prior to the time of any such public sale or the time after which any such private sale or other disposition may be made.

Section 8.2                                      Compromises and Collection of Collateral.  Each Grantor recognizes that set-offs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable.  In view of the foregoing, each Grantor agrees that the Lender may at any time and from time to time upon the occurrence and during the continuance of an Event of Default, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Lender in its sole discretion shall determine or abandon any Receivable, and any such action by the Lender shall be commercially reasonable so long as the Lender acts in good faith based on information known to it at the time it takes any such action.

Section 8.3                                      Secured Party Performance of Grantor Secured Liabilities.  Without having any obligation to do so, the Lender may perform or pay any obligation which any Grantor has agreed to perform or pay in this Agreement but has not performed or paid on the due date therefor and such Grantor shall reimburse the Lender for any amounts paid or incurred pursuant to this Section 9.3.  Each Grantor’s obligation to reimburse pursuant to the preceding sentence shall be Secured Obligations payable on demand.

Section 8.4                                      Authorization for Secured Party To Take Certain Action.  Each Grantor irrevocably authorizes the Lender at any time and from time to time in the sole discretion of the Lender, and appoints the Lender as its attorney-in-fact to act on behalf of such Grantor, in the name of such Grantor or otherwise, from time to time in the Lender’s discretion, to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including (but as to the matters described in the following clauses (ii), (iv), (vi), (vii), (viii), (x) and (xi), only upon the occurrence and during the continuance of an Event of Default: (i) to execute on behalf of such Grantor as debtor and to file financing statements, continuation statements and amendments thereto necessary or desirable in the Lender’s sole discretion to perfect and to maintain the perfection and priority of the Lender’s security interest in the Collateral; (ii) to endorse, deposit and collect any cash, Instruments and other proceeds of the Collateral; (iii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Lender in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Lender’s security interest in the Collateral; (iv) to enforce payment of the Receivables in the name of the Lender or such Grantor; (v) to cause the proceeds of any Collateral received by the Lender to be applied to the Secured Obligations as contemplated by the Loan Documents; (vi) to sign such Grantor’s name on any invoice or bill of lading relating to any Receivable, on drafts against customers, on schedules and assignments of Receivables, on notices of assignment, financing statements and other public records, on verifications of accounts and on notices to customers; (vii) to notify the post office authorities to change the address for delivery of such Grantor’s mail to an address designated by the Lender, and to receive, open and dispose of all mail addressed to such Grantor; (viii) to send requests for verification of Receivables to customers or account debtors (provided that this clause shall not limit the Lender’s rights under Section 4.1); (ix) to do any act or thing which the Lender ought to execute and do under the terms of this Agreement or which may be required or deemed proper in the exercise of any rights or powers conferred on the Lender for any of the purposes of this Agreement; (x) to grant or issue any exclusive or nonexclusive license under the Collateral to anyone; (xi) to assign, pledge, convey or otherwise transfer title in or to or dispose of the Collateral to anyone, including assignments, recordings, registrations and applications therefor in the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency of the United States, any State thereof or any other country or political subdivision thereof, and to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect any of the foregoing or the recordation, registration, filing or perfection thereof; and (xii) to file financing statements, continuation statements and amendments thereto that describe the Collateral (a) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or (b) as being of an equal or lesser scope or with greater detail, and which contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including (x) whether such Grantor is an organization, the type of organization and any organization identification number issued to the Grantor and (y) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates.  Each Grantor hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof and also ratifies its authorization for the Lender to have filed in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.  The powers conferred on the Lender hereunder are solely to protect the Lender’s interests in the Collateral and shall not impose any duty upon the Lender to exercise any such powers.  The Lender shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

Section 8.5                                      Use and Possession of Certain Premises.  Upon the occurrence and during the continuance of an Event of Default, the Lender or its agents or representatives shall be entitled to occupy and use any premises owned or leased by any Grantor where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid in full or until the Collateral is removed therefrom, whichever occurs first, without any obligation to pay Grantor for such use and occupancy.

Section 8.6                                      Standard of Care.  The Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Lender deals with similar property for its own account.  Neither the Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof.

Section 8.7                                      Specific Provisions Regarding Execution and Filing of Financing Statements.  Pursuant to the UCC and any other applicable law, each Grantor authorizes the Lender to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral or to use a generic description such as “all assets” or “all property” (regardless of whether any particular asset of such Grantor falls within the scope of Article 9 of the Code or whether any portion of the assets of such Debtor constitute part of the Collateral) without the signature of such Grantor in such form and in such offices as the Lender reasonably determines appropriate to perfect the security interests granted hereunder.  To the extent permitted under the UCC, a photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

9.                                       MISCELLANEOUS

Section 9.1                                      Demand; Protest; etc.  To the extent permitted by law, each Grantor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender on which such Grantor may in any way be liable.

Section 9.2                                      Security Interest Absolute.  The obligations of each Grantor under this Agreement are independent of the obligations under any of the other Loan Documents, and a separate action or actions may he brought and prosecuted against any single, or every, Grantor to enforce this Agreement.  All rights of the Lender hereunder, the security interests granted hereby, and all Secured Obligations of each Grantor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any of the Loan Documents, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the Loan Documents or any other agreement or instrument, (c) any exchange, release or nonperfection of any other

Collateral, or any release, amendment or waiver of, or consent to or departure from, any guaranty for all or any of the Secured Obligations, or (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or in respect of this Agreement.

Section 9.3                                      Lender’s Fees and Expenses; Indemnification.

(a)                                  Each Grantor agrees to pay upon demand to the Lender the amount of any and all out-of-pocket expenses, including the reasonable fees and expenses of its counsel and of any experts or agents, which the Lender may reasonably incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Lender hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

(b)                                 Without limiting the foregoing, each Grantor jointly and severally agrees to pay, and to hold the Lender harmless from, and to indemnify them against, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement, Any such amounts payable as provided hereunder shall be additional Secured Obligations secured by this Agreement and the other Loan Documents to which the Grantors are a party.  Each Grantor further jointly and severally agrees to pay, and to hold the Lender harmless from, and to indemnify them against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, or arising out of or relating to the Lender’s relationship with any Grantor hereunder or under any other Loan Document.

Section 9.4                                      Binding Agreement; Assignments.  This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  The rights and obligations of any Grantor hereunder shall not be assigned without the prior written consent of Lender.

Section 9.5                                      Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

Section 9.6                                      Severability.  In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal and unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.7                                      Section Headings; Interpretation.  Section headings used herein are for convenience only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.  The use of the word “including” or any variation or derivative thereof in this Agreement is by way of example rather than by limitation.  The language used in this Agreement will be deemed to be the language chosen by the Lender and the Grantors to express their mutual intent.  In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Grantors and the Lender, and no presumption or burden of proof will arise favoring or disfavoring any Person by virtue of the authorship of any of the provisions of this Agreement.

Section 9.8                                      Counteparts.  This Agreement may be authenticated in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and any of the parties hereto may authenticate this Agreement by signing any such counterpart.  This Agreement may be authenticated by manual signature, facsimile or, if approved in writing by the Lender and the Grantor, electronic means, all of which shall be equally valid.

Section 9.9                                      Termination.

(a)                                  At such time as all of the Secured Obligations (other than any indemnity and similar obligations which expressly survive termination of this Agreement and are not then due and payable) have been paid irrevocably and in full, this Agreement and all obligations (other than those expressly stated to survive such termination) of the Lender and the Grantors shall terminate, and the Collateral shall be released from the Security Interests created hereby, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  At the request and sole expense of any Grantor following any such termination, the Lender shall deliver to such Grantor any Collateral of such Grantor then held by the Lender hereunder and shall execute and deliver to such Grantor or authorize the filing of, but without recourse to or warranty by the Lender, such Uniform Commercial Code termination statements and similar documents prepared by such Grantor which such Grantor shall reasonably request to evidence the release of the Collateral from the security constituted hereby.

(b)                                 Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for any benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance” or otherwise, all as though such payment, or any part thereof, had not been made.

Section 9.10                                CONSENT TO JURISDICTION AND SERVICE OF PROCESS.  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GRANTOR WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN NEW YORK CITY, NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GRANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT TO THE EXTENT PERMITTED BY LAW, EACH GRANTOR AND THE AGENT ON BEHALF OF ITSELF AND EACH OF THE LENDERS HEREBY AGREES THAT SERVICE UPON IT BY CERTIFIED MAIL SHALL CONSTITUTE SUFFICIENT NOTICE AND SERVICE OF PROCESS.  NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

Section 9.11                                WAIVER OF JURY TRIAL.  (i) EACH GRANTOR AND (ii) THE AGENT, ON BEHALF OF ITSELF AND EACH OF THE LENDERS, EACH HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF.  NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, NO CLAIM MAY BE MADE BY ANY GRANTOR AGAINST THE LENDER FOR ANY LOST PROFITS OR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY BREACH OR WRONGFUL CONDUCT (OTHER THAN WILLFUL MISCONDUCT OR ACTUAL FRAUD) IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED HEREUNDER, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; AND EACH GRANTOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH DAMAGES.  EACH GRANTOR AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT THE LENDERS WOULD NOT EXTEND TO THE GRANTOR THE LOAN UNDER THE NOTE IF THIS SECTION WERE NOT PART OF THIS AGREEMENT.

Section 9.12                                Notices.

All notices and other communications provided for hereunder shall be in writing (including telegraphic or telecopier communication) and mailed, telecopied or delivered to:

If to a Grantor:

c/o Mattress Holding Corp.
5815 Gulf Freeway
Houston, Texas 77023
Attention:                      Jim R. Black, Chief Financial Officer
Telecopier:                  (713) 921-4053

With a copy to:

Jenkens & Gilchrist Parker Chapin LLP
The Chrysler Building
405 Lexington Avenue
New York, NY 10174
Attention:  Mitchell P. Portnoy, Esq.
Telecopier:  (212) 704-6288

If to the Lender:

SLN Finance, LLC
1105 North Market Street
Suite 1300
P.O. Box 8985
Wilmington, DE 19899
Attention:                      Kevin Calhoun and C. Deryl Couch, Esq.
Telecopier:                  (302) 651-8425

With a copy to:

Jenkens & Gilchrist Parker Chapin LLP
The Chrysler Building
405 Lexington Avenue
New York, NY 10174
Attention:  Mitchell P. Portnoy, Esq.
Telecopier:  (212) 704-6288

or to such other address and/or with such other copy or copies as the intended recipient may have specified by prior notice to the notifying party.  All such notices and other communications shall, when mailed or telecopied, be effective when deposited in the mails or telecopied, respectively, addressed as aforesaid; except that notices and other communications to the Lender shall not be effective until received by the Lender.  Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of any Loan Document shall be effective as delivery of an original executed counterpart thereof.

Section 9.13                                Amendments.  This Agreement can only be amended by a writing signed by both Lender and each Grantor.

Section 9.14                                Acknowledgments.  Grantor acknowledges that:  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents; (b) the Lender has no fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between each Grantor, on the one hand, and the Lender, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and (c) no joint venture is created hereby or by the Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among any Grantor and the Lender.

Section 9.15                                Subordination Agreement.  The terms and provisions of this Agreement and all security interests granted in connection herewith are subject in all respects, to the subordination provisions of the Note.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have executed this General Security Agreement as of the date first above written.

GRANTORS:

MATTRESS HOLDING CORP.,
a Delaware corporation

By:	/s/ Jim R. Black
Name: Jim R. Black
Title: Secretary and Treasurer

MATTRESS FIRM, INC.,
a Delaware corporation

By:	/s/ Jim R. Black
Name: Jim R. Black
Title: Secretary and Treasurer

MATTRESS FIRM INVESTMENT MANAGEMENT, INC.,
an Arizona corporation

By:	/s/ Benjamin S. Emmons
	Name:	Benjamin S. Emmons
Title:

FESTRO INC.,
a Texas corporation

By:	/s/ Jim R. Black
Name: Jim R. Black
Title: Secretary and Treasurer

TEAMEXCEL MANAGEMENT COMPANY,
a Texas corporation

By:	/s/ Jim R. Black
Name: Jim R. Black
Title: Secretary and Treasurer

[SIGNATURE PAGES TO AMENDED AND RESTATED GENERAL SECURITY AGREEMENT]

MATTRESS FIRM OPERATING, LTD.,
a Texas limited partnership

	By:	Festro, Inc., its general partner

		By:	/s/ Jim R. Black
		Name:	Jim R. Black
		Title:	Secretary and Treasurer

MATTRESS VENTURE INVESTMENT MANAGEMENT, LLC,
an Arizona limited liability company

By:	/s/ Benjamin S. Emmons
	Name:	Benjamin S. Emmons
Title:

FESTRO II, LLC,
a Texas limited liability company

By:	/s/ Jim R. Black
Name: Jim R. Black
Title: Secretary and Treasurer

THE MATTRESS VENTURE, L.P.,
a Texas limited partnership

	By:	Festro II, LLC, its general partner

		By:	/s/ Jim R. Black
		Name:	Jim R. Black
		Title:	Secretary and Treasurer

LENDER:

SLN FINANCE, LLC,
a Delaware limited liability company

By:	/s/ Rodger R. Krouse
Name: Rodger R. Krouse
Title: